SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2006

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)	Previous independent registered public accountants.

On March 17, 2006, the Registrant notified Ernst & Young LLP that the firm was dismissed as the independent registered public accounting firm for the WesBanco Inc.  KSOP (the “Plan”) effective immediately.

The report of Ernst & Young LLP on the financial statements of the Registrant for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by the members of the Audit Committee of the Board of Directors of WesBanco, Inc.

In connection with their audit for the two most recent fiscal years and through March 17, 2006, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused them to make reference thereto in their reports on the financial statements for such years.

During the two most recent fiscal years and through March 17, 2006, there have been no reportable events (as defined in Regulation S-K, Item 304(a)(1)(v)).

The Registrant provided Ernst & Young LLP with a copy of this Current Report on Form 8-K no later than the date this report was filed with the Securities and Exchange Commission ("SEC") and has requested that Ernst & Young LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed herein as Exhibit 99.1 to this Current Report on Form 8-K.

(b)	New independent registered public accountants.

Effective on March 17, 2006, the Registrant engaged Schneider Downs & Co., Inc. as its new independent registered public accounting firm for the Plan, effective immediately. Prior to its appointment as independent accountants, Schneider Downs & Co., Inc. had not been consulted by the Registrant on any of the matters referenced in Regulation S-K Item 304(a)(2).

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibit 99.1 --  Letter of Ernst & Young LLP regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

March 20, 2006	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer